                                                              EXHIBIT (d)(15)(i)

                                   SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                                                        MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                                                       (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                        ---------------------------------------

                                                     Class A        Class B         Class C         Class I        Class Q
                                                     -------        -------         -------         -------        -------
ING Convertible Fund                                  1.60%          2.25%           2.25%            N/A           1.50%
Initial Term Expires October 1, 2006

ING Equity and Bond Fund                              1.60%          2.25%           2.25%            N/A           1.50%
Initial Term Expires October 1, 2006

ING LargeCap Growth Fund                              1.45%          2.10%           2.10%           1.10%          1.35%
Initial Term Expires October 1, 2006

ING LargeCap Value Fund                               1.45%          2.20%           2.20%           1.20%           N/A
Initial Term Expires October 1, 2006

ING MidCap Opportunities Fund                         1.75%          2.45%           2.45%           1.45%          1.60%
Initial Term Expires October 1, 2006

ING MidCap Value Choice Fund                          1.50%          2.25%           2.25%                           N/A
Initial Term Expires October 1, 2006                                                                 1.25%

ING MidCap Value Fund                                 1.75%          2.50%           2.50%           1.50%          1.75%
Initial Term Expires October 1, 2006

ING SmallCap Value Choice Fund                        1.50%          2.25%           2.25%                           N/A
Initial Term Expires October 1, 2006                                                                 1.25%

ING SmallCap Value Fund                               1.75%          2.50%           2.50%           1.50%          1.75%
Initial Term Expires October 1, 2006

                                                                                                                     HE
                                                                                                                   ------
                                                                                                                     HE

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.


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